Exhibit 99.2

BOARD RESOLUTION OF ALLIED SECURITY INNOVATIONS, INC. (OTC: ADSV)

APPOINTING OFFICERS DULY PASSED ON MAY 28, 2021

APPOINTMENT OF OFFICERS

RESOLVED, that the following persons are elected to the office(s) indicated next to their names to serve until their successor(s) shall be duly elected, unless he or she resigns, is removed from office or is otherwise disqualified from serving as an officer of this corporation, to take their respective office(s) immediately upon such appointment:

Office	Name
Chief Executive Officer, President, Treasurer	Huijun He

RESOLVED FURTHER, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

It is hereby certified by the undersigned that the foregoing resolution was duly passed by the Board of Directors of the above-named Company on the 28th day of May, 2021, in accordance with the Memorandum or By-Laws and Articles of Incorporation of the Company and the laws and by-laws governing the Company and that the said resolution has been duly recorded in the Minute Book and is in full force and effect.

/s/ Miro Zecevic

Miro Zecevic